                                                                   Exhibit 99.2

                           NOVEON INTERNATIONAL, INC.

                   Index for the Quarter Ended March 31, 2004


Financial Statements (Unaudited)

Condensed Consolidated Income Statement--Three months ended
March 31, 2004 and 2003.....................................................F-2

Condensed Consolidated Balance Sheet--March 31, 2004 and
December 31, 2003...........................................................F-3

Condensed Consolidated Statement of Cash Flows--Three months ended
March 31, 2004 and 2003.....................................................F-4

Notes to Condensed Consolidated Financial Statements........................F-5

                           NOVEON INTERNATIONAL, INC.

                     Condensed Consolidated Income Statement
                              (dollars in millions)


                                                                                          THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                          2004           2003
                                                                                     -------------------------------
                                                                                              (unaudited)
Sales                                                                                   $  321.6       $  282.3
Cost of sales                                                                              227.6          200.5
                                                                                     -------------------------------

Gross profit                                                                                94.0           81.8
Selling and administrative expenses                                                         55.7           50.4
Amortization expense                                                                         3.8            3.6
Restructuring and severance costs                                                            2.8            2.0
                                                                                     -------------------------------

Operating income                                                                            31.7           25.8
Interest expense                                                                            23.0           23.1
Interest(income)                                                                            (0.4)          (0.3)
Gain on sale of assets                                                                      (0.7)           -
Other expense (income)--net                                                                  0.1           (0.1)
                                                                                     -------------------------------
Income before income taxes and cumulative effect                                             9.7            3.1
  of accounting change
Income tax expense                                                                           2.5            2.1
                                                                                     -------------------------------
Income before cumulative effect of accounting change                                         7.2            1.0
Cumulative effect of accounting change--net of tax                                            -             0.5
                                                                                     -------------------------------
Net income                                                                              $    7.2       $    0.5
                                                                                     ===============================



Net income per basic share:
   Income before cumulative effect of accounting change                                 $   2.01       $   0.28
   Cumulative effect of accounting change--net of tax                                         -           (0.14)
                                                                                     -------------------------------
   Net income per basic share                                                           $   2.01       $   0.14
                                                                                     ===============================

Net income per dilutive share:
   Income before cumulative effect of accounting change                                 $   1.99       $   0.28
   Cumulative effect of accounting change--net of tax                                         -           (0.14)
                                                                                     -------------------------------
   Net income per dilutive share                                                        $   1.99       $   0.14
                                                                                     ===============================




See notes to condensed consolidated financial statements.

                           NOVEON INTERNATIONAL, INC.

                      Condensed Consolidated Balance Sheet
                              (dollars in millions)

                                                                                 MARCH 31,        DECEMBER 31,
                                                                                   2004               2003
                                                                            ---------------------------------------
                                                                                (unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                        $    94.8          $   116.8
Accounts and notes receivable, net of allowances ($7.7 and
   $7.5 at March 31, 2004 and December 31, 2003, respectively)                       180.9              149.8
Inventories                                                                          164.7              161.7
Deferred income taxes                                                                  9.5                9.5
Prepaid expenses and other current assets                                             12.2                7.9
                                                                            ---------------------------------------
TOTAL CURRENT ASSETS                                                                 462.1              445.7

Property, plant and equipment--net                                                   671.7              682.9
Goodwill                                                                             422.9              416.0
Identifiable intangible assets--net                                                  170.2              172.9
Other assets                                                                          39.2               40.1
                                                                            ---------------------------------------
TOTAL ASSETS                                                                     $ 1,766.1          $ 1,757.6
                                                                            =======================================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable                                                                 $   134.2          $   130.1
Accrued expenses                                                                      65.0               80.3
Income taxes payable                                                                   8.8                6.7
Current maturities of long-term debt                                                  16.2               15.8
                                                                            ---------------------------------------
TOTAL CURRENT LIABILITIES                                                            224.2              232.9

Long-term debt                                                                     1,030.5            1,014.5
Postretirement benefits other than pensions                                            5.8                5.7
Accrued pensions                                                                      32.5               31.0
Deferred income taxes                                                                 27.6               27.6
Accrued environmental                                                                 18.6               18.2
Other non-current liabilities                                                         14.5               15.4

STOCKHOLDERS' EQUITY
Common stock                                                                           -                  -
Paid in capital                                                                      361.0              361.0
Retained deficit                                                                     (16.7)             (23.9)
Accumulated other comprehensive income                                                69.3               76.4
Other                                                                                 (1.2)              (1.2)
                                                                            ---------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                                           412.4              412.3
                                                                            ---------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $ 1,766.1          $ 1,757.6
                                                                            =======================================

See notes to condensed consolidated financial statements.

                           NOVEON INTERNATIONAL, INC.

                 Condensed Consolidated Statement of Cash Flows
                              (dollars in millions)

                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                   2004               2003
                                                                            ---------------------------------------
                                                                                         (unaudited)
OPERATING ACTIVITIES
Net income                                                                       $     7.2          $     0.5
Adjustments to reconcile net income to net
  cash (used) provided by operating activities:
     Depreciation and amortization                                                    23.6               21.8
     Deferred income taxes                                                             -                 (0.1)
     Gain on sale of assets                                                           (0.7)               -
     Debt issuance cost amortization in interest expense                               1.3                1.4
     Cumulative effect of accounting change--net of tax                                -                  0.5
     Interest on seller note not paid in cash                                          5.5                4.8
     Change in operating assets and liabilities, net of effects
       of acquisitions of businesses                                                 (41.6)             (28.6)
                                                                            ---------------------------------------
NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES                                      (4.7)               0.3

INVESTING ACTIVITIES
Purchases of property, plant and equipment                                           (11.8)             (16.5)
Payments made in connection with acquisitions,
  net of cash acquired                                                               (13.3)             (10.7)
Proceeds from sale of assets                                                           0.8                -
                                                                            ---------------------------------------
NET CASH (USED) BY INVESTING ACTIVITIES                                              (24.3)             (27.2)

FINANCING ACTIVITIES
Net proceeds from borrowings on revolving
  credit facility                                                                     13.3               18.5
Payments on long-term borrowings                                                      (4.8)               -
Decrease in short-term debt                                                            -                 (0.3)
                                                                            ---------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                              8.5               18.2

Effect of exchange rate changes on cash and cash equivalents                          (1.5)              (0.1)
                                                                            ---------------------------------------
Net decrease in cash and cash equivalents                                            (22.0)              (8.8)
Cash and cash equivalents at beginning of period                                     116.8               79.5
                                                                            ---------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                       $    94.8          $    70.7
                                                                            =======================================


See notes to condensed consolidated financial statements.

                           NOVEON INTERNATIONAL, INC.

              Period of Three Months Ended March 31, 2004 and 2003

        Notes to Condensed Consolidated Financial Statements (unaudited)


A. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

Noveon International, Inc. (the "Company") owns 100% of Noveon, Inc. (the "Subsidiary").

The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

B. ACQUISITIONS

In January 2004, the Company purchased Scher Chemicals, Inc., a manufacturer of emollient and surfactant specialty chemicals used in cosmetic and other personal care formulations for the Consumer Specialties segment. Final determinations of the fair value of certain assets and liabilities are in process. Accordingly, the preliminary purchase price allocations are subject to revision. The aggregate purchase price of $13.3 million paid for this acquisition was allocated to the assets acquired and liabilities assumed and resulted in goodwill of $11.2 million.

C. NEW ACCOUNTING STANDARDS

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation No. 46 clarifies the application of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements" for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Interpretation No. 46 requires that variable interest entities, as defined, be consolidated by the primary beneficiary, which is defined as the entity that is expected to absorb the majority of the expected losses, receive a majority of the expected residual returns, or both. The Company adopted this statement in 2003. The effect of adoption had no impact on the Company's consolidated financial position or results of operations.

                           NOVEON INTERNATIONAL, INC.

C. NEW ACCOUNTING STANDARDS (CONTINUED)

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this statement had no impact on the Company's consolidated financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 also requires that an issuer classify a financial instrument that is within its scope as a liability, many of which were previously classified as equity. SFAS No. 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective on July 1, 2003. The Company's adoption of this statement had no impact on its consolidated financial statements.

D. EARNINGS PER SHARE

Basic earnings per common share ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. The weighted-average number of common shares outstanding for computing basic EPS was 3,606,133 and 3,600,115 for the three months ended March 31, 2004 and 2003, respectively. Diluted EPS reflects the potential dilution that could occur if stock options were exercised or converted into common stock. The dilutive effect of the stock options increases the weighted average number of common shares outstanding for the three months ended March 31, 2004 and 2003 by 38,066 and 39,717, respectively.

The basic and diluted net income per common share for the three months ended March 31, 2004 and 2003 is as follows:

                                                                                   THREE MONTHS ENDED
                                                                                       MARCH 31,
                                                                                2004               2003
                                                                         ----------------------------------------
     Net income per basic share:
        Income before cumulative effect of accounting change                  $    2.01         $     0.28
        Cumulative effect of accounting change--net of tax                           -               (0.14)
                                                                         ----------------------------------------
        Net income per basic share                                            $    2.01         $     0.14
                                                                         ========================================

     Net income per dilutive share:
        Income before cumulative effect of accounting change                  $    1.99         $     0.28
        Cumulative effect of accounting change--net of tax                           -               (0.14)
                                                                         ----------------------------------------
        Net income per dilutive share                                         $    1.99         $     0.14
                                                                         ========================================

                           NOVEON INTERNATIONAL, INC.

E. INVENTORIES

The components of inventory consist of the following:

                                                                             MARCH 31,         DECEMBER 31,
                                                                                2004               2003
                                                                         ----------------------------------------
                                                                                     (IN MILLIONS)
     Finished products                                                     $       119.7      $       120.8
     Work in process                                                                 3.4                5.0
     Raw materials                                                                  41.6               35.9
                                                                         ----------------------------------------
                                                                           $       164.7      $       161.7
                                                                         ========================================

At March 31, 2004 and December 31, 2003, LIFO inventory approximated first-in, first-out (FIFO) cost.

F. ASSET RETIREMENT OBLIGATIONS

In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," that requires the fair value of the liability for closure and removal costs associated with the resulting legal obligations upon retirement or removal of any tangible long-lived assets be recognized in the period in which it is incurred. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. The Company adopted this statement effective January 1, 2003. Under the new standard, the Company recognizes asset retirement obligations in the period in which they are incurred if a reasonable estimate of a fair value can be determined. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.

The cumulative effect of this change in accounting principle resulted in a charge of $0.5 million (net of income taxes of $0.2 million) in the first quarter of 2003. The pro forma effects as if the Company had adopted SFAS No. 143 on January 1, 2003 are not material to the results of operations.

G. INCOME TAXES

The provision for income taxes is calculated in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred income taxes using the liability method.

For the three months ended March 31, 2004 and, to a lesser extent, for the three months ended March 31, 2003, the effective tax rate differed from the federal statutory rate principally due to decreases in the income tax rate as a result of certain income tax credits. In addition, for the three months ended March 31, 2004, decreases in the income tax rate resulted from the reversal of tax

                           NOVEON INTERNATIONAL, INC.

G. INCOME TAXES (CONTINUED)

valuation allowances previously recorded for the Company's domestic operations. The decreases in the effective tax rate from the federal statutory rate were partially offset by higher tax valuation allowance amounts associated with losses incurred by the Company's foreign businesses, the impact of foreign operations, nondeductible interest expense and other nondeductible business operating expenses. Furthermore, for the three months ended March 31, 2003, an increase in the effective tax rate resulted from the recording of tax valuation allowances associated with the Company's domestic operations.

As of March 31, 2004, management has determined that it is uncertain that future taxable income of the Company will be sufficient to recognize certain of these net deferred tax assets. As a result, under the provisions of SFAS No. 109, a valuation allowance of $71.4 million has been recorded at March 31, 2004. This valuation allowance relates to net domestic deferred tax assets established in purchase accounting, acquired foreign net deferred tax assets associated with net operating losses and credits and deferred tax assets from domestic and foreign tax net operating losses and credits arising subsequent to March 1, 2001. Any reversal of the valuation allowance that was established in purchase accounting would reduce goodwill. For the three months ended March 31, 2004, a reduction of the valuation allowance of $0.2 million has been allocated to goodwill.

In determining the adequacy of the $71.4 million valuation allowance, management assessed the Company's profitability taking into account cumulative and anticipated amounts of domestic and international earnings as well as the anticipated taxable income as a result of the reversal of future taxable temporary differences. The Company will maintain the tax valuation allowances for the balance of deferred tax assets until sufficient positive evidence (for example, cumulative positive earnings and future taxable income) exists to support a reversal of the tax valuation allowances.

H. SEGMENT INFORMATION

Consistent with the Company's focus on industries and end-use applications, its operations are organized into three reportable business segments: Consumer Specialties, Specialty Materials and Performance Coatings.

Segment operating income is total segment revenue reduced by operating expenses identifiable within that business segment. Restructuring and severance costs are presented separately and corporate costs include general corporate administrative expenses that are not specifically identifiable with just one of the reportable business segments.

                           NOVEON INTERNATIONAL, INC.

H. SEGMENT INFORMATION (CONTINUED)

The following tables summarize business segment information:

                                                                      THREE MONTHS ENDED MARCH 31,
                                                              2004           %            2003           %
                                                         -------------------------------------------------------
                                                                         (DOLLARS IN MILLIONS)
   Sales
       Consumer Specialties                                  $   95.4       29.7%        $  82.9        29.4%
       Specialty Materials                                      126.2       39.2           104.7        37.1
       Performance Coatings                                     100.0       31.1            94.7        33.5
                                                         -------------------------------------------------------
    Total sales                                              $  321.6      100.0%        $ 282.3       100.0%
                                                         =======================================================
    Gross profit
       Consumer Specialties                                  $   27.1       28.4%        $  22.4        27.0%
       Specialty Materials                                       42.7       33.8            36.5        34.9
       Performance Coatings                                      24.2       24.2            22.9        24.2
                                                         ----------------           -----------------
    Total gross profit                                       $   94.0       29.2%        $  81.8        29.0%
                                                         ================           =================
    Operating income
       Consumer Specialties                                  $   14.2       14.9%        $  11.7        14.1%
       Specialty Materials                                       23.7       18.8            20.5        19.6
       Performance Coatings                                      11.9       11.9            11.2        11.8
                                                         ----------------           -----------------
        Total segment operating income                       $   49.8       15.5%        $  43.4        15.4%
       Corporate costs                                          (15.3)      (4.8)          (15.6)       (5.6)
       Restructuring and severance costs                         (2.8)      (0.9)           (2.0)       (0.7)
                                                         -------------------------------------------------------
    Total operating income                                   $   31.7        9.8%        $  25.8         9.1%
                                                         =======================================================


I. COMPREHENSIVE INCOME

Total comprehensive income consists of the following:

                                                                               THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                             2004             2003
                                                                       ------------------------------------
                                                                                 (IN MILLIONS)
Net income                                                                $     7.2        $     0.5
Net change related to cash flow hedges                                          0.6              -
Cumulative translation adjustment                                              (7.7)             0.2
                                                                       ------------------------------------
Total comprehensive income                                                $     0.1        $     0.7
                                                                       ====================================

                           NOVEON INTERNATIONAL, INC.

J. STOCK-BASED COMPENSATION

The Company has a stock option plan in which certain eligible employees of the Company participate. The Company accounts for stock-based employee compensation using the intrinsic value method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price at or greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                                               THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                             2004             2003
                                                                       ------------------------------------
                                                                                  (IN MILLIONS)

Net income as reported                                                    $     7.2        $     0.5
Deduct: total stock-based employee compensation
   expense determined under the fair value based method for all
   awards, net of related tax effects                                          (0.7)            (0.7)
                                                                       ------------------------------------
Pro forma net income (loss)                                               $     6.5        $    (0.2)
                                                                       ====================================


The effects of applying SFAS No. 123 may not be representative of the effects on reportable net income in future years.

K. RESTRUCTURING AND SEVERANCE COSTS

In 2003, the Company announced the relocation of the Sancure(R) polyurethane dispersions line, part of the Company's Performance Coatings segment, to its Avon Lake, Ohio facility and the closing of the Leominster, Massachusetts facility. Production is expected to be completely shifted to the Avon Lake site by the end of 2004. In conjunction with the announced closing of the Leominster facility, the Company performed an evaluation of the ongoing value of the long-lived assets at that facility. The Company determined that the long-lived assets were impaired and no longer recoverable. As a result, the long-lived asset carrying value was written down to its estimated fair value of $1.4 million, which was determined by an independent appraisal, and an impairment charge of $5.7 million was recorded. Additionally, in 2003, in order to increase efficiency and productivity and to reduce costs, the Company reduced headcount at various administrative and manufacturing facilities.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


K. RESTRUCTURING AND SEVERANCE COSTS (CONTINUED)

Through these restructuring efforts, the Company planned to eliminate approximately 80 positions across all segments. Approximately 70% of the affected employees have left their positions as of March 31, 2004. In conjunction with these restructuring plans, the Company recorded severance costs of $6.6 million pursuant to its existing severance plan. As of March 31, 2004, $2.4 million remains accrued related to these restructurings with substantially all of the remaining costs anticipated to be paid by the end of 2004.

During 2002, the Company consolidated its static control manufacturing facilities into its Malaysia facility and closed the Twinsburg, Ohio leased facility in order to improve productivity in the electronics industry-related product lines. In conjunction with this consolidation, the Company incurred personnel-related charges as well as closure costs related to this leased facility.

In June 2001, in order to increase efficiency and productivity, reduce costs and support the Company's global growth strategy, the Company reduced headcount at facilities throughout its global operations, restructured its colorants business in Cincinnati, Ohio, and discontinued its flush pigments and colorformers product lines. Through these restructuring efforts, the Company planned to eliminate approximately 440 positions. All of the affected employees have left their positions as of March 31, 2004 and the remaining personnel-related costs are anticipated to be paid by 2007. In the first quarter of 2004, the Company recorded $2.4 million of restructuring and severance costs in conjunction with this restructuring plan, which consisted of expenses related to the buy-out of a foreign pension plan associated with a closed facility as mandated by a change in local employment laws. The restructuring accrual is summarized below:

                                                 BALANCE                                         BALANCE
                                                JANUARY 1,                                      MARCH 31,
                                                   2004         PROVISION        ACTIVITY          2004
                                              --------------- --------------- --------------- ---------------
                                                                      (IN MILLIONS)
PERSONNEL-RELATED COSTS
2003 Restructurings..........................   $     2.7       $     0.4       $    (0.7)      $     2.4
2001 Restructurings.........................          1.3             2.4            (0.2)            3.5
FACILITY CLOSURE COSTS
2002 Restructurings..........................         0.1             -               -               0.1
2001 Restructurings..........................         0.3             -              (0.1)            0.2
                                              --------------- --------------- --------------- ---------------
                                                $     4.4       $     2.8       $    (1.0)      $     6.2
                                              =============== =============== =============== ================


                           NOVEON INTERNATIONAL, INC.

L. PENSIONS AND POSTRETIREMENT BENEFITS

Components of Net Periodic Benefit Cost

The components of net periodic benefit cost for the three months ended March 31, 2004 and 2003 consists of the following:

                                                 UNITED STATES            EUROPEAN             UNITED STATES
                                               PENSION BENEFITS       PENSION BENEFITS        OTHER BENEFITS
                                             --------------------------------------------------------------------
                                                                 THREE MONTHS ENDED MARCH 31
                                             --------------------------------------------------------------------
                                                2004       2003        2004       2003        2004       2003
                                                ----       ----        ----       ----        ----       ----
                                                                        (IN MILLIONS)
Components of net periodic benefit cost:
   Service cost..............................   $  1.0     $  0.9      $  0.5     $  0.4      $  -       $  -
   Interest cost.............................      0.8        0.7         0.3        0.3         0.1        0.1
   Expected return on plan assets............     (0.2)      (0.2)       (0.1)      (0.2)        -          -
   Amortization of prior service cost........      0.1        -           -          -           -          -
                                             ---------------------- ---------------------- ----------------------
Total net periodic benefit cost..............   $  1.7     $  1.4      $  0.7     $  0.5      $  0.1     $  0.1
                                             ====================== ====================== ======================

Medicare Prescription Drug Act

In March 2004, the FASB issued Financial Staff Position ("FSP") No. 106-b "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act 2003." FSP 106-b addresses the accounting and disclosure implications that are required as a result of the Medicare Prescription Drug, Improvement and Modernization Act (the "Act"). The Act introduced a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is a least actuarially equivalent to Medicare Part D. Under FSP No. 106-b, a plan sponsor may elect to defer recognizing the effects of the Act until authoritative guidance on the accounting for the federal subsidy is issued. The Company has not adopted the provisions of the Act and, accordingly, any measures of accumulated postretirement benefit obligation or net periodic postretirement benefit cost in the financial statements or accompanying notes do not reflect the Act. The adoption of this FSP could require the Company to change previously reported information.

M. CONTINGENCIES

The Company and its subsidiaries have numerous purchase commitments for materials, supplies and energy in the ordinary course of business. The Company and its subsidiaries have numerous sales commitments for product supply contracts in the ordinary course of business.

                           NOVEON INTERNATIONAL, INC.

M. CONTINGENCIES (CONTINUED)

GENERAL. There are pending or threatened claims, lawsuits and administrative proceedings against the Company or its subsidiaries, all arising from the ordinary course of business with respect to commercial, product liability and environmental matters, which seek remedies or damages. The Company believes that any liability that may finally be determined with respect to commercial and product liability claims should not have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows. From time to time, the Company is also involved in legal proceedings as a plaintiff involving contract, patent protection, environmental and other matters. Gain contingencies, if any, are recognized when they are realized.

ENVIRONMENTAL. The Company and its subsidiaries are generators of both hazardous and non-hazardous wastes, the treatment, storage, transportation and disposal of which are regulated by various laws and governmental regulations. Although the Company believes past operations were in substantial compliance with the then-applicable regulations, either the Company or the Performance Materials Segment of Goodrich have been designated as a potentially responsible party ("PRP") by the U.S. Environmental Protection Agency ("EPA"), or similar state agencies, in connection with several disposal sites. These laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and similar state laws, generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources.

The Company initiates corrective and/or preventive environmental projects to ensure environmental compliance and safe and lawful activities at its current operations. The Company also conducts a compliance and management systems audit program.

The Company's environmental engineers and consultants review and monitor environmental issues at past and existing operating sites, as well as off-site disposal sites at which the Company has been identified as a PRP. This process includes investigation and remedial action selection and implementation, as well as negotiations with other PRPs and governmental agencies. Our estimates of environmental liabilities are based on the results of this process.

Goodrich provided the Company with an indemnity for various environmental liabilities. The Company estimates Goodrich's share of such currently identified liabilities under the indemnity, which extends to 2011, to be about $8.1 million. In addition to Goodrich's indemnity, several other indemnities from third parties such as past owners relate to specific environmental liabilities. Goodrich and other third party indemnitors are currently indemnifying the Company for several environmental remediation projects. Goodrich's share of all of these liabilities may increase to the extent such third parties fail to honor their indemnity obligations through 2011.

                           NOVEON INTERNATIONAL, INC.
                                      AND
                       BF GOODRICH PERFORMANCE MATERIALS
       (THE PREDECESSOR COMPANY AND A SEGMENT OF THE BF GOODRICH COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


M. CONTINGENCIES (CONTINUED)

The Company's March 31, 2004 balance sheet includes liabilities, measured on an undiscounted basis, of $19.4 million to cover future environmental expenditures either payable by the Company or indemnifiable by Goodrich. Accordingly, the current portion of the environmental obligations of $0.8 million is recorded in accrued expenses and $1.4 million of the recovery due from Goodrich is recorded in accounts receivable. Non-current liabilities include $18.6 million and other non-current assets include $6.7 million reflecting the recovery due from Goodrich.

The Company believes that its environmental accruals are adequate based on currently available information. The Company believes that it is reasonably possible that additional costs may be incurred beyond the amounts accrued as a result of new information, newly discovered conditions or a change in the law. Additionally, as the indemnification from Goodrich extends through 2011, changes in assumptions regarding when costs will be incurred may result in additional expenses to the Company. However, the additional costs, if any, cannot currently be estimated.

N. PARENT COMPANY FINANCIAL STATEMENTS

Substantially all of the net assets of Noveon, Inc. are restricted from transfer, subject to certain restricted payment provisions, to the Company. As a result, the Company has presented the following condensed financial statements of Noveon International, Inc., the parent company, at March 31, 2004 and December 31, 2003 and the three months ended March 31, 2004 and 2003 as follows:

                                                                                      THREE MONTHS ENDED
                                                                                          MARCH 31,
                                                                                     2004           2003
                                                                                --------------------------------
                                                                                        (IN MILLIONS)
INCOME STATEMENT DATA
 Interest expense--net                                                                $  5.5         $  4.8
                                                                                --------------------------------
 Income (loss) before income taxes                                                      (5.5)          (4.8)
 Income tax benefit                                                                     (0.4)           -
                                                                                --------------------------------
 Income before equity earnings (loss) of subsidiary                                     (5.1)          (4.8)
 Earnings of subsidiary                                                                 12.3            5.3
                                                                                --------------------------------
Net income                                                                            $  7.2         $  0.5
                                                                                ================================

                           NOVEON INTERNATIONAL, INC.

N. PARENT COMPANY FINANCIAL STATEMENTS (CONTINUED)

                                                                                  MARCH 31,     DECEMBER 31,
                                                                                     2004           2003
                                                                                --------------------------------
                                                                                        (IN MILLIONS)
BALANCE SHEET DATA
 ASSETS
 CURRENT ASSETS:
 Cash and cash equivalents                                                        $     1.2      $     1.2
                                                                                --------------------------------
 TOTAL CURRENT ASSETS                                                                   1.2            1.2

 Investment in subsidiary                                                             590.2          585.0
 Other assets                                                                           2.2            3.8
                                                                                --------------------------------
 TOTAL ASSETS                                                                     $   593.6      $   590.0
                                                                                ================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
 Accrued expenses and other current liabilities                                   $     1.9      $     9.2
                                                                                --------------------------------
 TOTAL CURRENT LIABILITIES                                                              1.9            9.2

 Long-term debt                                                                       176.7          165.9
 Payable to subsidiary                                                                  2.6            2.6
 TOTAL STOCKHOLDERS' EQUITY                                                           412.4          412.3
                                                                                --------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $   593.6      $   590.0
                                                                                ================================

O. SUBSEQUENT EVENT

In April 2004, The Lubrizol Corporation ("Lubrizol") signed a definitive agreement to purchase the Company in a transaction valued at approximately $1.84 billion, which will include a cash payment for equity and the assumption of the Company's debt. The acquisition, which has been approved by the board of directors of both companies, is subject to regulatory approval and is expected to close by June 30, 2004. Following the close of the transaction, the Company will be merged into a wholly owned subsidiary of Lubrizol.